UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION

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CONTACT:	Pat Grebe, Media Relations, media.info@quintiles.com
919 998 2091
Greg Connors, Investor Relations, invest@quintiles.com
919 998 2000

QUINTILES SCHEDULES SPECIAL SHAREHOLDER MEETING SEPT. 25

Proposed merger agreement with Pharma Services to be considered

RESEARCH TRIANGLE PARK, N.C. – August 27, 2003 – Quintiles Transnational Corp. (Nasdaq: QTRN) today announced that a special meeting of shareholders will be held Thursday, Sept. 25, to vote on the proposed merger agreement between Quintiles Transnational and Pharma Services Holding, Inc.

The meeting will be held at 9:30 a.m. EDT in the Marriott Research Triangle Park, 4700 Guardian Drive, Durham, NC, 27703. Shareholders of record as of August 19, 2003, have been mailed a definitive proxy statement in connection with the meeting.

On April 10, 2003, Quintiles and Pharma Services Holding, Inc., announced that they had signed a merger agreement for Quintiles’ public shareholders to receive $14.50 per share in cash. The transaction is subject to Pharma Services’ completion of its committed financing and customary conditions, including Quintiles’ shareholder approvals.

“This is an important step in the transaction process,” said Quintiles Chairman Dennis Gillings, Ph.D. “We continue to anticipate completing the transaction by the end of the third quarter.”

Quintiles Transnational helps improve healthcare worldwide by providing a broad range of professional services, information and partnering solutions to the pharmaceutical, biotechnology and healthcare industries. Headquartered near Research Triangle Park, North Carolina, Quintiles is a member of the S&P 500 and Fortune 1000. For more information visit the company’s Web site at www.quintiles.com.

Quintiles shareholders are urged to read Quintiles’ definitive proxy statement relating to the special meeting as it contains important information. Shareholders can obtain the proxy statement and other filed documents free of charge at the Securities and Exchange Commission’s web site located at www.sec.gov. In addition, additional copies of the proxy statement are available free of charge from Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10004, telephone (877) 357-0566.

Information in this press release contains “forward-looking statements” about Quintiles. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the possibility that fewer than the required number of Quintiles shareholders vote to approve the merger, the inability of Pharma Services to complete its committed financing, the occurrence of events that would have a material adverse effect on Quintiles as described in the merger agreement, including the risk of adverse operating results, delays in obtaining or failure to receive required regulatory approvals, the risk that the merger agreement could be terminated under circumstances that would require Quintiles to pay a termination fee of $52 million, the risk that Quintiles might not prevail in pending litigation regarding Pharma Services’ original proposal and other uncertainties arising in connection with the proposed merger. Additional factors that could cause actual results to differ materially are discussed in Quintiles’ recent filings with the SEC, including but not limited to its Annual Report on Form 10-K, its Form 8-Ks and its other periodic reports, including Form 10-Qs.

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